FOR IMMEDIATE RELEASE

UNILEVER COMPLETES ALBERTO CULVER ACQUISITION

London & Rotterdam – May 10, 2011 – Unilever and the Alberto Culver Company today jointly confirmed that, further to the announcement on May 6, they have obtained the necessary regulatory clearances, and Unilever has acquired the Alberto Culver Company.

About the Acquisition:

Unilever is paying $3.7 billion in cash for the Alberto Culver Company, which generated annual sales in excess of €1.2 billion (US$1.6 billion) in fiscal year 2010. With the acquisition, Unilever becomes the world’s leading company in hair conditioning, the second largest in shampoo and the third largest in styling.

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Media Contacts:

Englewood Cliffs, NJ (USA): Anita Larsen +1 201 894 7760

London (UK): Paul Matthews +44 1372 945925 / +44 775 276 8888

Rotterdam (NL): Flip Dötsch +31 (0) 10 2174844

About Unilever

Unilever works to create a better future every day. We help people feel good, look good and get more out of life with brands and services that are good for them and good for others.

Unilever is one of the world’s leading suppliers of fast moving consumer goods with strong operations in more than 100 countries and sales in 180. Consumers buy 170bn Unilever packs around the world every year, and our products are used over two billion times a day.

Our portfolio includes some of the world’s best known and most loved brands including twelve €1 billion brands, and global leadership in many categories in which we operate. The portfolio features iconic brands such as: Knorr, Hellmann’s, Lipton, Dove, Vaseline, Persil, Cif, Marmite and Pot Noodle.

We have around 167,000 employees in over 100 countries, and generated annual sales of €44.3 billion in 2010. For more information about Unilever and its brands, please visit www.unilever.com.

We recently launched the Unilever Sustainable Living Plan aiming to halve our overall environmental footprint. Unilever is Food Industry Leader in the Dow Jones Sustainability World Indexes for the 12th year running. We are included in the FTSE4Good Index Series and attained a top environmental score of 5, leading to inclusion in the FTSE4Good Environmental Leaders Europe 40 Index. We are also ranked 7th in the Global 100 Most Sustainable Corporations in the World, a list compiled by Corporate Knights Magazine. We achieved Platinum Plus standard in the UK’s Business in the Community Corporate Responsibility Index 2009, and were named Company of the Year in 2010.

About Alberto Culver Company

Alberto Culver Company manufactures, distributes and markets leading beauty care and other personal care brands including TRESemmé, Alberto VO5, Nexxus, St. Ives, Simple and Noxzema in the United States and internationally. It is also the second largest producer in the U.S. of products for the ethnic hair care market with leading brands including Motions and Soft & Beautiful. For more information visit: www.alberto.com.

Safe Harbour

This announcement may contain forward-looking statements, including ‘forward-looking statements’ within the meaning of the United States Private Securities Litigation Reform Act of 1995. Words such as ‘expects’, ‘anticipates’, ‘intends’, ‘believes’ or the negative of these terms and other similar expressions of future performance or results, and their negatives, are intended to identify such forward-looking statements. These forward-looking statements are based upon current expectations and assumptions regarding anticipated developments and other factors affecting the Group. They are not historical facts, nor are they guarantees of future performance. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including, among others, competitive pricing and activities, economic slowdown, industry consolidation, access to credit markets, recruitment levels, reputational risks, commodity prices, continued availability of raw materials, prioritisation of projects, consumption levels, costs, the ability to maintain and manage key customer relationships and supply chain sources, consumer demands, currency values, interest rates, the ability to integrate acquisitions and complete planned divestitures, the ability to complete planned restructuring activities, physical risks, environmental risks, the ability to manage regulatory, tax and legal matters and resolve pending matters within current estimates, legislative, fiscal and regulatory developments, political, economic and social conditions in the geographic markets where the Group operates and new or changed priorities of the Boards. Further details of potential risks and uncertainties affecting the Group are described in the Group’s filings with the London Stock Exchange, Euronext Amsterdam and the US Securities and Exchange Commission, including the Group’s Annual Report on Form 20-F for the year ended 31 December 2010. These forward-looking statements speak only as of the date of this document. Except as required by any applicable law or regulation, the Group expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Group’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

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